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                                                             EXHIBIT 23(A)(XIII)

                             SUNAMERICA SERIES TRUST

                            Certificate of Amendment

     I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of SunAmerica Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated September 11, 1992, as amended from time to time (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Shares of Beneficial Interest was duly approved and adopted in the manner provided in the Declaration of Trust

     IN WITNESS WHEREOF, I have hereunto set forth my hand this 1st day of February, 2007.


                                        Name: /s/ NORI L. GABERT
                                              ----------------------------------
                                        Title: Secretary

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                             SUNAMERICA SERIES TRUST

                                  AMENDMENT TO
         ESTABLISHMENT AND DESIGNATION OF SHARES OF BENEFICIAL INTEREST

     The undersigned, being a majority of the Trustees of SunAmerica Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on January 19, 2007 the following is hereby authorized:

     (1) That the Federated American Leaders Portfolio shall be renamed: Equity Opportunities Portfolio

     (2) That the Goldman Sachs Research Portfolio shall be renamed: Capital Growth Portfolio

     (3) That the MFS Mid-Cap Growth Portfolio shall be renamed: Mid-Cap Growth Portfolio

     (4)  That the Putnam Growth: Voyager Portfolio shall be renamed:
          Fundamental Growth Portfolio

     (5) That the SunAmerica Balanced Portfolio shall be renamed: Balanced Portfolio

     (6) That the Marsico Growth Portfolio shall be renamed: Marsico Focused Growth Portfolio

     The actions contained herein shall be effective as of May 1, 2007.

     IN WITNESS THEREOF, the undersigned have executed this Amendment to Establishment and Designation of Shares of Beneficial Interest (which may be on one or more separate counterparts) as of the 1st day of February, 2007.


/s/ CARL D. COVITZ                      /s/ JANA W. GREER
-------------------------------------   ----------------------------------------
Carl D. Covitz, Trustee                 Jana W. Greer, Trustee


/s/ JANE JENENKO                        /s/ GILBERT T. RAY
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Jane Jelenko, Trustee                   Gilbert T. Ray, Trustee


/s/ ALLAN L. SHER                       /s/ BRUCE G. WILLISON
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Allan L. Sher, Trustee                  Bruce G. Willison, Trustee